UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 16, 2013, Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), entered into Amendment No. 1 (the “Amendment”) to that certain Contribution Agreement, dated as of February 27, 2013 (the “Contribution Agreement”), by and among the Partnership, Southern Union Company (the “Contributor”), Regency Western G&P LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Partnership, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd.

Under the Contribution Agreement, the Partnership must incur a new and separate borrowing (which may be in the form of a new credit facility and/or senior debt) (the “Regency Debt”) that will be used by the Partnership exclusively to fund the cash portion of the consideration, as adjusted, under the Contribution Agreement and pay certain other expenses or disbursements directly related to the closing of the Contribution Agreement. The Amendment provides that at the closing of the Contribution Agreement, PEPL Holdings, LLC, a subsidiary of the Contributor, will enter into a guarantee of collection (the “Guarantee of Collection”) with the Partnership, pursuant to which PEPL Holdings, LLC will provide a guarantee of collection (on a nonrecourse basis to the Contributor) to the Partnership and Regency Energy Finance Corp. with respect to the payment of the principal amount of the Regency Debt.

The foregoing summary of the Amendment (including the form of Guarantee of Collection) does not purport to be complete, and is qualified in its entirety by reference to the definitive Amendment (including the form of Guarantee of Collection) filed as Exhibit 2.1 hereto and incorporated herein by reference.

See the Partnership’s Current Report on Form 8-K filed on February 28, 2013 for a more detailed summary of the Contribution Agreement and the transactions contemplated thereby.

Item 7.01 Regulation FD Disclosure.

On April 16, 2013, the Partnership called for the redemption of all $162.5 million in aggregate principal amount of its outstanding 9 3/8% Senior Notes due 2016 (the “2016 Notes”). The redemption date for the 2016 Notes is June 3, 2013, and holders will receive a redemption price of 104.688% of the principal amount of the 2016 Notes, plus accrued and unpaid interest up to, but not including, the redemption date.

The information contained in this Item 7.01 shall not constitute a notice of redemption of the 2016 Notes. The redemption is being made solely pursuant to a formal notice of redemption dated April 16, 2013, which is being delivered to the holders of the 2016 Notes.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
Exhibit 2.1	Amendment No. 1 to Contribution Agreement dated as of April 16, 2013, by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd., together with the related Form of Guarantee of Collection

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long

Thomas E. Long
Executive Vice President and Chief Financial Officer

April 16, 2013

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 2.1	Amendment No. 1 to Contribution Agreement dated as of April 16, 2013, by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd., together with the related Form of Guarantee of Collection